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                                                                   Exhibit 15.2
                                                                   ------------
                       [Letterhead of Ernst & Young LLP]

Board of Directors
Golden Books Family Entertainment, Inc.

We are aware of the incorporation by reference in the Registration Statement (Amendment No. 1 to Form S-3) of Golden Books Family Entertainment, Inc. for the registration of 2,300,000 Preferred Securities of Golden Books Financing Trust of our report dated July 30, 1996 relating to the unaudited condensed consolidated interim financial statement of Golden Books Family Entertainment, Inc. (formerly Western Publishing Group, Inc.) that are included in its Form 10-Q for the quarter ended May 4, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the Registration Statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

/s/ Ernst & Young LLP

New York, New York
January 7, 1997